Exhibit 10(iii)(42)

                                  AMENDMENT TO
                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                       RETIREMENT BENEFIT RESTORATION PLAN

      WHEREAS, Central Hudson Gas & Electric Corporation ("Central Hudson") maintains the Central Hudson Gas & Electric Corporation Retirement Benefit Restoration Plan (the "Plan"); and

      WHEREAS, Central Hudson desires to amend the Plan to freeze participation of the Plan and to limit further accruals of the Plan to only the current vested participants of the Plan.

      NOW,  THEREFORE,  Central  Hudson  hereby  amends the Plan by adding a new
Section 3.09 to the end thereof as set forth below.

            "3.09 "Accrual of Benefits and Participation after December 31, 2005": Effective as of December 31, 2005, the Plan is terminated with no future Benefit payable with respect to any Participant who, as of December 31, 2005, is not vested in a Benefit under Article II of the Plan (as determined under the Pension Plan) and no employee of Energy Group or Central Hudson may become a Participant in the Plan on or after December 31, 2005. A Participant who, as of December 31, 2005, has a vested benefit under Article II will not accrue any additional Benefit under the Plan after December 31, 2005 and his Benefit under the Plan will be determined as of December 31, 2005, based on the Participant's Unrestricted Benefit and Maximum Benefit as of December 31, 2005."

      IN WITNESS WHEREOF, this Amendment has been executed as of this ____ day of December, 2005.

                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION


                                    By ______________________________________